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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 26, 1999



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-10702                34-1531521
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(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)



  500 Post Road East, Suite 320, Westport, Connecticut               06880
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        (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

On August 26, 1999, Terex Corporation ("Terex") completed the acquisition of all of the outstanding capital stock of Cedarapids, Inc. ("Cedarapids"). Cedarapids is a manufacturer and marketer of mobile crushing and screening equipment, asphalt pavers and asphalt material mixing plants. Cedarapids has manufacturing facilities in Cedar Rapids, Iowa and in Glasgow, Missouri.

The purchase price for this acquisition was approximately $170 million in cash, subject to adjustment. The acquisition was financed through cash on hand at Terex and approximately $125 million in debt under a Terex bank credit facility.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 1999

                                          TEREX CORPORATION


                                          By:  /s/  Eric I Cohen
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                                              Name: Eric I Cohen
                                              Title:  Senior Vice President
                                                      and General Counsel